Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
6.05% SUBORDINATED NOTES DUE 2012
OF
SUSQUEHANNA BANCSHARES, INC.
PURSUANT TO THE PROSPECTUS DATED                     , 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2003, UNLESS EXTENDED.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By Registered or Certified Mail:	By Overnight Courier:	By Hand:	By Facsimile:
J. P. Morgan Trust Company, National Association 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attn: Frank Ivins	J. P. Morgan Trust Company, National Association 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attn: Frank Ivins	J. P. Morgan Chase Bank New York Window 4 New York Plaza New York, NY 10004	(214) 468-6494 Attn: Frank Ivins Confirm by Telephone: (214) 468-6464

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (1) certificates for Susquehanna Bancshares, Inc.’s 6.05% Subordinated Notes due 2012 (the “Outstanding Notes”) are not immediately available, (2) Outstanding Notes, the letter of transmittal and all other required documents cannot be delivered to the exchange agent prior to the Expiration Time (as defined in the Prospectus as defined below) or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Time. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the exchange agent prior to the Expiration Time. See “The Exchange Offer—Procedures for Tendering” in the Prospectus.

TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF AN “ELIGIBLE INSTITUTION” IS REQUIRED TO GUARANTEE A SIGNATURE ON A LETTER OF TRANSMITTAL PURSUANT TO THE INSTRUCTIONS THEREIN, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Susquehanna Bancshares, Inc., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the prospectus dated                     , 2003 (as it may be amended or supplemented from time to time, the “Prospectus”) and the related letter of transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.”

Aggregate Principal Amount Tendered

Certificate Numbers (If available)

DTC Account Number

(If tendering by book-entry transfer)

Date

Signature

Name of Registered Holder

Telephone Number (Include area code)

Address (Include zip code)

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GUARANTEE OF DELIVERY
(THIS SECTION MUST BE COMPLETED; NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” which is a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees to deliver to the exchange agent, at its number or address set forth above, either the Outstanding Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Outstanding Notes to the exchange agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed letters of transmittal (or facsimile thereof), or an agent’s message (as defined in the Prospectus), and any other required documents prior to 5:00 P.M., New York City time, on the third New York Stock Exchange, Inc. trading date after the Expiration Time.

The undersigned acknowledges that it must deliver the letters of transmittal, or an agent’s message, and the Outstanding Notes tendered hereby, or a book-entry confirmation, to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm

Telephone Number (Include area code)

Address (Include zip code)

Authorized Signature

Title

Date

DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS.

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